Exhibit 99

NIC Earns Nine Cents Per Share in First Quarter 2012; Total Revenues Increase 14 Percent

Same-state portal revenues increase 10 percent; Federal Pre-Employment Screening Program reports record quarterly revenues;

OLATHE, Kan.--(BUSINESS WIRE)--April 30, 2012--NIC Inc. (NASDAQ: EGOV), the leading provider of eGovernment services, today announced net income of $5.6 million, and earnings per share of nine cents, on total revenues of $48.7 million for the three months ended March 31, 2012. Operating income increased 15 percent to $9.7 million for the quarter. In the first quarter of 2011, the Company reported net income of $5.1 million, and earnings per share of eight cents, on total revenues of $42.7 million.

Quarterly portal revenues grew 13 percent over the prior year quarter to a record $45.7 million. On a same-state basis, portal revenues increased 10 percent in the first quarter. Same-state, transaction-based revenues from non-driver record (non-DMV) services rose 21 percent over first quarter 2011, reflecting strong performance from several key services, including professional license renewals, motor vehicle registrations, and tax filings. Same-state DMV and portal management revenues were flat for the quarter, while same-state time & materials revenues relating to portal software development increased 10 percent over the first quarter of 2011.

Current quarter revenues from the Mississippi portal, which began generating revenues in May 2011, were $0.8 million, while current quarter revenues related to the Delaware portal, which began generating revenues in October 2011, were $0.3 million.

The portal gross profit percentage was 37 percent in both the current and prior year quarters. Current quarter cost of portal revenues included start-up costs of approximately $1.8 million from the Maryland and Oregon portals, which have not yet started to generate revenue. Cost of portal revenues in the prior year quarter included approximately $0.4 million in portal-related start-up costs.

Software & services revenues were $3.0 million in the current quarter, up 27 percent from the prior year quarter, driven by revenues from the Company’s self-funded contract with the U.S. Department of Transportation’s Federal Motor Carrier Safety Administration to operate the Pre-Employment Screening Program (PSP). This service generated a record $1.9 million in revenues in the first quarter of 2012, up 39 percent over the prior year quarter. This drove an increase in the software and services gross profit percentage to 68 percent compared to 58 percent in the prior year quarter.

“We experienced strong financial results during the first quarter of 2012,” said Harry Herington, NIC Chief Executive Officer and Chairman of the Board. “Our success was driven by two of the fundamental ways we grow the business – increasing the adoption of existing transaction-based online services at both the state and federal level, and launching new services for our state partners.”

Selling & administrative expenses were $7.9 million in the current quarter, a 19 percent increase over the first quarter of 2011. As a percentage of total revenues, selling & administrative expenses were 16 percent in both the current and prior year quarters.

“Key drivers of the business generated solid revenue growth in the first quarter,” said Steve Kovzan, NIC Chief Financial Officer. “We were also pleased to maintain the portal gross profit margin while making significant investment in our new Maryland and Oregon portals.”

First Quarter Operational Highlights

Several partners renewed their agreements and signed contracts with NIC portals during the quarter. NIC Technologies signed a one-year contract with the Federal Election Commission (FEC) to continue managing the federal agency’s online federal campaign finance system through February 2013, which includes a three-month renewal option of the FEC.

Alabama Interactive, LLC was awarded a contract agreement to provide eGovernment services for the state for the next three years, and the state has two additional one-year renewal options.

The state of Kentucky signed a one-year renewal with NIC subsidiary, Kentucky Interactive, LLC, and the U.S. Department of Transportation’s Federal Motor Carrier Safety Administration exercised the second of its four, one-year renewal options for the PSP contract during the first quarter of 2012. The renewal extends the contract until February 2013.

First Quarter Earnings Call and Webcast Details

Dial-In Information

Monday, April 30, 2012

4:30 p.m. (EDT)

Call bridge:	877-941-8609 (U.S. callers) or 480-629-9771 (international callers)
Call leaders:	Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer
Robert Knapp, Chief Operating Officer

Webcast Information

To sign in and listen, visit http://www.egov.com/investors.

A replay of NIC’s 2012 first quarter earnings call will be available until 11 p.m. (EDT) on October 31, 2012, by visiting http://www.egov.com/investors.

About NIC

NIC Inc. (NASDAQ: EGOV) is the nation’s premier provider of official government portals, online solutions, and secure payment processing. The Company’s innovative eGovernment services help reduce costs and increase efficiencies for citizens, businesses, and government agencies. The NIC family of companies provides eGovernment solutions for more than 3,500 federal, state, and local agencies across the United States. Additional information is available at http://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the Company’s potential financial performance for the current fiscal year, statements regarding the planned implementation of new portal contracts and an application consolidation project in Texas and statements regarding continued implementation of NIC’s business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations recently awarded eGovernment contracts; NIC's ability to implement its new portal contracts and an application consolidation project in Texas in a timely and cost-effective manner; NIC’s ability to successfully increase the adoption and use of eGovernment services; the possibility of reductions in fees or revenues as a result of budget deficits, government shutdowns or changes in government policy; the success of the Company in renewing existing contracts and in signing contracts with new states and federal government agencies; continued favorable government legislation; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; the possibility of security breaches through cyber attacks; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2012. Any forward-looking statements made in this release speak only as of the date of this release. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts and percentages

	Three months ended
	March 31,
	2012	2011
Revenues:
Portal revenues	$45,712	$40,355
Software & services revenues	3,031	2,379
Total revenues	48,743	42,734
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	28,751	25,421
Cost of software & services revenues, exclusive of depreciation &
amortization	957	997
Selling & administrative	7,935	6,686
Amortization of acquisition-related intangible assets	81	81
Depreciation & amortization	1,311	1,084
Total operating expenses	39,035	34,269
Operating income	9,708	8,465
Other income (expense), net	(1)	3
Income before income taxes	9,707	8,468
Income tax provision	4,079	3,413
Net income	$5,628	$5,055

Basic net income per share	$0.09	$0.08
Diluted net income per share	$0.09	$0.08

Weighted average shares outstanding:
Basic	64,297	63,771
Diluted	64,297	63,831

Key Financial Metrics:
Revenue growth - outsourced portals	13%	9%
Same state revenue growth - outsourced portals	10%	9%
Recurring portal revenue as a % of total portal revenues	92%	92%
Gross profit % - outsourced portals	37%	37%
Revenue growth - software & services	27%	122%
Gross profit % - software & services	68%	58%
Selling & administrative expenses as a % of total revenues	16%	16%
Operating income as a % of total revenue	20%	20%

Portal Revenue Analysis:
DMV transaction-based	$17,419	$16,699
Non-DMV transaction-based	22,312	18,309
Portal software development	3,631	3,309
Portal management	2,350	2,038
Total portal revenues	$45,712	$40,355

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands except par value amount

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$64,898	$61,639
Cash restricted for payment of dividend	-	16,231
Trade accounts receivable, net	48,205	49,306
Deferred income taxes, net	980	916
Prepaid expenses & other current assets	8,289	5,994
Total current assets	122,372	134,086
Property and equipment, net	8,917	8,853
Intangible assets, net	980	1,088
Deferred income taxes, net	-	83
Other assets	244	243
Total assets	$132,513	$144,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$43,086	$45,038
Accrued expenses	15,427	16,293
Dividend payable	-	16,231
Other current liabilities	348	310
Total current liabilities	58,861	77,872

Deferred income taxes, net	608	-
Other long-term liabilities	1,355	1,405
Total liabilities	60,824	79,277

Commitments and contingencies	-	-

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized,
64,458 and 64,178 shares issued and outstanding	6	6
Additional paid-in capital	97,784	96,799
Accumulated deficit	(26,101)	(31,729)
Total stockholders' equity	71,689	65,076
Total liabilities and stockholders' equity	$132,513	$144,353

NIC INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)
Thousands

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2012	64,178	$6	$96,799	$(31,729)	$65,076
Net income	-	-	-	5,628	5,628
Restricted stock vestings	306	-	204	-	204
Shares surrendered and cancelled upon vesting of restricted
stock to satisfy tax withholdings	(104)	-	(1,241)	-	(1,241)
Stock-based compensation	-	-	723	-	723
Tax deductions relating to stock-based compensation	-	-	697	-	697
Shares issuable in lieu of dividend payments on unvested
performance-based restricted stock awards	-	-	(204)	-	(204)
Issuance of common stock under employee stock purchase plan	78	-	806	-	806
Balance, March 31, 2012	64,458	$6	$97,784	$(26,101)	$71,689

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three months ended
	March 31,
	2012	2011

Cash flows from operating activities:
Net income	$5,628	$5,055
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of acquisition-related intangible assets	81	81
Depreciation & amortization	1,311	1,084
Stock-based compensation expense	723	1,291
Deferred income taxes	(130)	(165)
(Gain) loss on disposal of property and equipment	1	(2)
Changes in operating assets and liabilities:
Decrease in trade accounts receivable, net	1,101	1,513
(Increase) in prepaid expenses & other current assets	(1,538)	(1,824)
(Increase) decrease in other assets	(1)	12
(Decrease) in accounts payable	(1,952)	(3,937)
(Decrease) in accrued expenses	(2,107)	(3,599)
Increase (decrease) in other current liabilities	38	(128)
Increase (decrease) in other long-term liabilities	(50)	108
Net cash provided by (used in) operating activities	3,105	(511)
Cash flows from investing activities:
Purchases of property and equipment	(1,212)	(1,234)
Capitalized internal use software development costs	(137)	(81)
Net cash used in investing activities	(1,349)	(1,315)
Cash flows from financing activities:
Proceeds from employee common stock purchases	806	652
Tax deductions related to stock-based compensation	697	483
Net cash provided by financing activities	1,503	1,135
Net increase (decrease) in cash and cash equivalents	3,259	(691)
Cash and cash equivalents, beginning of period	61,639	51,687
Cash and cash equivalents, end of period	$64,898	$50,996
Other cash flow information:
Income taxes paid	$4,032	$3,000
Cash dividends on common stock previously restricted for payment of dividend	$16,231	$-

CONTACT:
NIC Inc.
Angela Skinner, 913-754-7054
askinner@egov.com